Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of FAT Brands Inc. of our report dated February 24, 2023, relating to the consolidated financial statements of FAT Brands Inc. as of and for the fiscal year ended December 25, 2022, appearing in FAT Brands Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in the prospectus constituting a part of such Registration Statement.

/s/ Baker Tilly US, LLP
Los Angeles, CA

February 6, 2025